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                                  EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

                     GEON OBLIGATION WITH BFGOODRICH LAPSES
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CLEVELAND, OHIO AUGUST 18, 1997 -- The Geon Company (NYSE: GON) today announced that as a result of the agreement by The Westlake Group to purchase the Calvert City, Kentucky, chlor-alkali and olefins facilities from The BFGoodrich Company, Geon's obligation to purchase those assets has lapsed.

The Geon Company is one of the largest suppliers of polyvinyl chloride (PVC) in North America and is the largest merchant provider of PVC compounds. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries have 11 manufacturing plants in the United States and Canada, and joint ventures in Europe, Australia and Southeast Asia.

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                                         Contact:          Dennis Cocco
                                                           The Geon Company
                                                           216-930-1538